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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Microchip Technology Incorporated 2001 Employee Stock Purchase Plan of our report dated April 21, 2003, with respect to the consolidated financial statements and schedule of Microchip Technology Incorporated included in its Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Securities Exchange Commission.

                      /s/  ERNST & YOUNG LLP

Phoenix, Arizona
September 30, 2003

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  EXHIBIT 23.1